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                                                                    Exhibit 4.17

                        AMENDMENT AND CONFIRMATION TO THE
                    PREFERRED SECURITIES GUARANTEE AGREEMENT


     This AMENDMENT AND CONFIRMATION TO THE PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Amendment"), dated as of June , 2002, is by and between DT Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor") and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time (the "Preferred Holders") of the Preferred Securities (as hereinafter defined) of DT Capital Trust, a Delaware statutory business trust (the "Issuer"). Capitalized terms used but not defined herein shall have the meanings given to them in the Preferred Guarantee Agreement.

     WHEREAS, the Issuer issued and sold 1,400,000 Preferred Securities, having an aggregate stated liquidation preference of $70,000,000, designated the 7.16% Convertible Preferred Securities (the "Preferred Securities") to the Preferred Holders, which are exchangeable for Debentures issued by the Guarantor pursuant to an indenture dated June 1, 1997, as supplemented from time to time (the "Indenture"), and currently held by the Property Trustee of the Issuer; and

     WHEREAS, as an incentive for the Preferred Holders to purchase the Preferred Securities, the Guarantor entered into a Preferred Securities Guarantee Agreement with the Guarantee Trustee, dated June 12, 1997, as may be amended from time to time (the "Preferred Guarantee Agreement"), pursuant to which the Guarantor irrevocably and unconditionally agrees to pay to the Preferred Holders the Guarantee Payments and to make certain other payments on the terms and conditions set forth therein;

     WHEREAS, pursuant to the Exchange Agreement dated as of May 9, 2002 among the parties hereto and certain other parties named therein (the "Exchange Agreement") the Guarantor has agreed to amend the terms of the Preferred Guarantee Agreement as a part of, and concurrent with, the consummation of the following series of transactions: (i) the ratable exchange of 700,000 of the outstanding Preferred Securities for $35,000,000 in aggregate principal amount of Debentures, and the immediate exchange of such Debentures for 4,375,000 shares of the Guarantor's common stock, par value $0.01 per share ("Common Stock"); (ii) the ratable exchange of $15,085,254 in accrued and unpaid distributions on the Preferred Securities held by the Preferred Holders for the rights to $15,085,254 in accrued and unpaid interest on the Debentures held by the Issuer, and the immediate exchange of such accrued and unpaid interest for 1,885,658 shares of Common Stock; (iii) the surrender and cancellation of all of the accrued and unpaid distributions on the currently outstanding Common Securities held by the Guarantor, and the surrender and cancellation of all the accrued and unpaid interest on $2,165,000 in aggregate principal amount of the Debentures; and (iv) the amendment of the terms of (A) the 700,000 of Preferred Securities that will remain outstanding and held by the Preferred Holders after the consummation of the transactions described above, (B) the 43,300 of Common Securities that will remain outstanding and held by the Common Holder after the consummation of the transactions described above, and (C) the $37,165,000 in aggregate principal amount of

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Debentures that will remain outstanding and held by the Property Trustee of the
Issuer after the consummation of the transactions described above; and

     WHEREAS, the Guarantee Trustee and the Guarantor desire to enter into this Amendment to amend the terms of the Preferred Guarantee Agreement as set forth herein and to re-confirm the obligations of Guarantor under the terms of the Preferred Guarantee Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants and undertakings herein contained, the Guarantee Trustee and the Guarantor intending to be legally bound, hereby agree as follows:

     SECTION 1. RECITALS

     The recitals set forth above are incorporated herein by this reference.

     SECTION 2. EFFECTIVE DATE; ORGANIZATION OF AMENDMENT

     Upon the consummation of the Exchange (as defined in the Exchange Agreement) (the "Effective Time"), the Preferred Guarantee Agreement shall be amended in accordance herewith, and this Amendment shall form a part of the Preferred Guarantee Agreement for all purposes, and the Guarantee Trustee and the Guarantor shall be bound thereby, as hereby amended; provided, however, that the provisions of this Amendment shall not become operative until the Effective Time (and at such time the provisions of this Amendment shall automatically become operative without the requirement of any further action by or notice to the Guarantor, the Guarantee Trustee or any Preferred Holder).

     SECTION 3. AMENDMENTS TO THE PREFERRED GUARANTEE AGREEMENT

     SECTION 3.1. Effective as of the Effective Time, the definition of "Debentures" in Section 1.01 of the Preferred Guarantee Agreement is hereby amended and restated in its entirety to read as follows:


          ""Debentures" means a series of convertible junior subordinated debt securities of the Guarantor designated 7.16% Convertible Junior Subordinated Deferrable Interest Debentures Due 2008 held by the Property Trustee of the Issuer."

     SECTION 3.2. Effective as of the Effective Time, Section 9.03(b) of the Preferred Guarantee Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):


                DT Industries, Inc.
                907 West 5th Street


                                       2
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                Dayton, OH 45407"

     SECTION 4. CONFIRMATION OF GUARANTOR'S OBLIGATIONS

     Notwithstanding any amendments being made to the terms of the Preferred Securities pursuant to the Exchange Agreement, Guarantor re-confirms that it will honor all of its obligations and fulfill all of its duties pursuant to the terms and conditions of the Preferred Guarantee Agreement.

     SECTION 5. MISCELLANEOUS

     SECTION 5.1. Reference to and Effect on the Preferred Guarantee Agreement. After the Effective Time, each reference in the Preferred Guarantee Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to such Preferred Guarantee Agreement, as amended hereby, and each reference to the Preferred Guarantee Agreement shall mean and be a reference to the Preferred Guarantee Agreement as amended hereby. Except as specifically amended above, the Preferred Guarantee Agreement shall remain in full force and effect.

     SECTION 5.2. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 5.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     SECTION 5.4. EXECUTION AND COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

                           [SIGNATURE PAGE(S) FOLLOW]



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         IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first written above.



                                   THE BANK OF NEW YORK, as Guarantee
                                   Trustee

                                            /s/ Authorized Signatory
                                   ------------------------------------------

                                   DT INDUSTRIES, INC., as Guarantor

                                   By: /s/ Authorized Signatory
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
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